UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010

Image Metrics, Inc.
(Exact name of Registrant as Specified in its Charter)

Nevada	333-123092	20-1719023
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1918 Main Street, 2nd Floor, Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Amendment No. 2 to our Current Report on Form 8-K dated March 10, 2010, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2010, as amended and restated by the Amendment No. 1 to our Current Report on Form 8-K/A dated March 10, 2010, filed with the SEC on April 14, 2010, for the purposes of supplementing the information in Item 5.02 of the Current Report to include information regarding an option grant awarded to our newly elected director, David Rolston, Ph.D., and filing our 2010 Stock Incentive Plan as Exhibit 10.3 and form of Nonstatutory Stock Option Agreement as Exhibit 10.4. All other information contained in the Amendment No. 1 to our Current Report on Form 8-K/A dated March 10, 2010, filed with the SEC on April 14, 2010, which amended and restated our Current Report on Form 8-K dated March 10, 2010, filed with the SEC on March 16, 2010, in its entirety, including the exhibits filed therewith, remains unchanged and is not restated herein or refiled herewith.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of New Director.

On April 29, 2010, the Board of Directors of Image Metrics, Inc. granted David Rolston, Ph.D. an option to purchase 100,000 shares of the Company’s common stock under the Company’s 2010 Stock Incentive Plan at an exercise price equal to $1.00 per share. So long as Dr. Rolston continues to serve as a director of the Company, the shares subject to this stock option will vest 1/36th per month over a three year period commencing on May 1, 2010, contingent upon Dr. Rolston’s continued service.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

10.3           2010 Stock Incentive Plan.*

10.4           Form of Nonstatutory Stock Option Agreement Granted Under the 2010 Stock Incentive Plan.*

____________________________

*  Management contract or compensatory plan or arrangement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

IMAGE METRICS, INC.

By:	/s/ Michael R. Starkenburg
Michael R. Starkenburg
President and Chief Executive Officer

Date:  May 6, 2010